Exhibit 4.1

FIRST SUPPLEMENTAL INDENTURE

First Supplemental Indenture (this “Supplemental Indenture”), dated as of June 12, 2013 among Stewart Enterprises, Inc., a Louisiana corporation (the “Company”), the Guarantors (as defined in the Indenture referred to herein) and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of April 18, 2011, providing for the issuance of 6.50% Senior Notes due 2019 (the “Notes”);

WHEREAS, Section 9.02 of the Indenture provides that the Company, the Guarantors and the Trustee may amend or supplement the Indenture or the Notes or waive compliance with the terms thereof, in each case with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding;

WHEREAS, Service Corporation International, a Texas corporation (“Parent”), and Rio Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), with the Company, pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent;

WHEREAS, the purpose of this Supplemental Indenture is to (1) waive certain provisions of the Indenture that would require a Change of Control Offer upon the consummation of the Merger, (2) amend certain reporting obligations of the Company under Section 4.03 of the Indenture and (3) amend or add relevant definitions in the Indenture related to the foregoing, in each case as described in the Consent Solicitation Statement distributed to Holders on June 6, 2013 as amended by Amendment No. 1 to the Consent Solicitation Statement distributed to Holders on June 10, 2013 (collectively, the “Consent Solicitation Statement”); and

WHEREAS, all requirements necessary to make this Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms have been done and performed, and the execution and delivery of this Supplemental Indenture has been duly authorized in all respects;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Conditions Precedent; Effectiveness.

(a) Each of the Company and the Guarantors represents and warrants that each of the conditions precedent to the amendment and supplement of the Indenture (including such conditions pursuant to Section 9.02 of the Indenture) have been satisfied in all respects. Pursuant to Section 9.02 of the Indenture, the Holders of at least a majority in principal amount of the outstanding Notes voting as a single class have consented to the waiver and amendment set forth in the Consent Solicitation Statement with respect to the Notes and the Indenture and have authorized and directed the Trustee to execute this Supplemental Indenture. The Company, the Guarantors and the Trustee are on this date executing this Supplemental Indenture which will become effective on the date hereof.

(b) Notwithstanding paragraph (a) above, the waiver set forth in Section 3 shall, subject to paragraph (d) below, become operative in respect of the Notes, and the terms of the Indenture and each Global Note shall be waived as provided for in Section 3, upon the making of the Initial Payment on the Initial Payment Date (each as defined in the Consent Solicitation Statement).

(c) Notwithstanding paragraph (a) above, the amendment set forth in Section 4 shall, subject to paragraph (d) below, become operative in respect of the Notes and the terms of the Indenture, and each Global Note shall be amended as provided for in Section 4 below, immediately following the consummation of the Merger.

(d) The Company will give the Trustee prompt written notice of the occurrence of the closing of the Merger, or the termination of the Merger Agreement prior to the closing of the Merger. If the Trustee receives written notice from the Company of the termination of the Merger Agreement prior to the closing of the Merger, this Supplemental Indenture shall terminate immediately without the waiver or amendment contained in Sections 3 and 4 hereof becoming or remaining operative, as applicable, and without the need for further action hereunder or thereunder.

3. Waiver.

Pursuant to Section 9.02 of the Indenture and subject to Section 2 hereof, all Holders and every subsequent Holder of the Notes shall be bound by the following waiver with respect to the Indenture and the Notes:

The Holders expressly waive the right to a Change of Control Offer pursuant to Section 4.08 of the Indenture (Offer to Repurchase upon a Change of Control) in connection with the Merger, such that the Holders will not be able to require the Company to repurchase their Notes as a result of the Change of Control resulting from the Merger; provided that such waiver shall be void and invalid if Parent fails to fully and unconditionally guarantee the Notes promptly following the consummation of the Merger.

4. Amendment.

(a) The following definitions are hereby added to Section 1.01 of the Indenture in their relevant alphabetical location:

“Merger” means the merger of Merger Sub with and into the Company, with the Company as the surviving corporation, on the terms and subject to the conditions set forth in the Merger Agreement.

“Merger Agreement” means that Agreement and Plan of Merger, dated as of May 28, 2013, among the Company, Parent, and Merger Sub, as amended, modified, supplemented or restated from time to time.

“Merger Sub” means Rio Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Parent.

“Parent” means Service Corporation International, a Texas corporation.

(b) Section 4.03 of the Indenture is hereby amended by adding the following immediately after the final paragraph thereof:

Notwithstanding the foregoing, following the consummation of the Merger and for so long as the Notes are fully and unconditionally guaranteed by the Parent, all of the Company’s obligations under this Section 4.03 shall be deemed satisfied by the Parent’s delivery to the Trustee of information of the type set forth in paragraphs (i) and (ii) above with respect to the Parent and its consolidated subsidiaries.

5. Conforming Changes. In accordance with Section 9.02 of the Indenture, the Holders of the Notes by delivery of their consents, permit and approve any and all conforming changes, including conforming amendments and/or waivers, to the Notes and any related documents and any documents appended thereto that may be required by, or as a result of, this Supplemental Indenture.

6. Global Notes. Each Global Note, with effect on and from the date hereof, subject to becoming operative pursuant to Section 2 hereof, shall be deemed waived, supplemented, modified and amended in such manner as necessary to make the terms of such Global Note consistent with the terms of the Indenture, as amended by this Supplemental Indenture and giving effect to the waiver and amendment set forth in Sections 3 and 4 hereof.

7. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

8. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

9. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

10. Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guarantors and the Company.

11. Ratification and Effect.

Except as hereby expressly amended, the Indenture is in all respects ratified and confirmed and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

Upon and after the execution of this Supplemental Indenture, each reference in the Indenture shall mean and be a reference to the Indenture as modified hereby.

12. Conflicts and Invalidity.

To the extent of any inconsistency between the terms of the Indenture or the Global Notes and this Supplemental Indenture, the terms of this Supplemental Indenture will control.

In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof or of the Indenture shall not in any way be affected or impaired thereby.

13. Entire Agreement. This Supplemental Indenture constitutes the entire agreement of the parties hereto with respect to the waiver and amendment to the Indenture set forth herein.

14. Successors. All covenants and agreements in this Supplemental Indenture given by the parties hereto shall bind their successors.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

STEWART ENTERPRISES, INC.

By:	/s/ Lewis J. Derbes, Jr.
Name: Lewis J. Derbes, Jr.
Title: Senior Vice President, Chief Financial Officer and Treasurer

GUARANTORS:

FOREST HILLS CEMETERY, LLC

GRIFFIN-LEGGETT INSURANCE AGENCY, LLC

S. E. FUNERAL HOMES OF ARKANSAS, LLC

S.E. FUNERAL HOMES OF CALIFORNIA, INC.

S.E. COMBINED SERVICES OF CALIFORNIA, INC.

SIMPLICITY PLAN OF CALIFORNIA, INC.

STEWART PRE-NEED SERVICES, INC.

CREMATION SOCIETY NORTHWEST, INC.

E.R. BUTTERWORTH & SONS

CHEATHAM HILL MEMORIAL PARK, INC.

THE SIMPLICITY PLAN, INC.

S.E. CEMETERIES OF ALABAMA, LLC

S.E. COMBINED SERVICES OF ALABAMA, LLC

S.E. FUNERAL HOMES OF ALABAMA, LLC

ROSE HAVEN FUNERAL HOME AND CEMETERY, INC.

S.E. FUNERAL HOMES OF ILLINOIS, INC.

D.W. NEWCOMER’S SONS, INC.

DWN PROPERTIES, INC.

THE LINCOLN MEMORIAL PARK CEMETERY ASSOCIATION

S.E. FUNERAL HOMES OF TENNESSEE, INC.

PASADENA FUNERAL HOME, INC.

S.E. FUNERAL HOMES OF TEXAS, INC.

S.E. CEMETERIES OF TEXAS, INC.

S.E. CEMETERIES OF WISCONSIN, INC.

FUNERAL SECURITY PLANS, INC.

HAISTEN FUNERAL HOME OF HENRY COUNTY, INC.

BOUNDS FUNERAL HOME, INC.

CEDAR HILL CEMETERY COMPANY, INC.

CREST LAWN MEMORIAL GARDENS, INC.

FORT LINCOLN CEMETERY, INC.

FORT LINCOLN FUNERAL HOME, INC.

HILLCREST MEMORIAL CEMETERY, INC.

HINES-RINALDI FUNERAL HOME, INC.

JOHN M. TAYLOR FUNERAL HOME, INC.

LOUDON PARK CEMETERY COMPANY

LOUDON PARK FUNERAL HOME, INC.

NATIONAL HARMONY MEMORIAL PARK, INC.

PARKLAWN, INC.

SIMPLE TRIBUTE OF MARYLAND, INC.

THE PARKWOOD CEMETERY COMPANY

WILLIAM W. CHAMBERS, INC.

CATAWBA MEMORIAL PARK, INC.

GARRETT — HILLCREST, INC.

McLAURIN’S FUNERAL HOME, INC.

S.E. CEMETERIES OF NORTH CAROLINA, INC.

S.E. FUNERAL HOMES OF NORTH CAROLINA, INC.

GEORGE WASHINGTON MEMORIAL PARK, INC.

KIRK & NICE SUBURBAN CHAPEL, INC.

KIRK & NICE, INC.

S.E. ACQUISITION OF PENNSYLVANIA, INC.

SUNSET MEMORIAL PARK COMPANY

DUNBAR FUNERAL HOME

S.E. CEMETERIES OF SOUTH CAROLINA, INC.

S.E. COMBINED SERVICES OF SOUTH CAROLINA, INC.

S.E. FUNERAL HOMES OF SOUTH CAROLINA, INC.

MONTE VISTA BURIAL PARK, INC.

S.E. COMBINED SERVICES OF TENNESSEE, INC.

CLINCH VALLEY MEMORIAL CEMETERY, INC.

EVERLY PFP, INC.

BARTLETT-BURDETTE-COX FUNERAL HOME, INC.

CASDORPH & CURRY FUNERAL HOME, INC.

EASTERN CEMETERY ASSOCIATES, INC.

KLINGEL-CARPENTER MORTUARY, INC.

LOI CHARLESTON, INC.

NATIONAL EXCHANGE TRUST, LTD

NATIONAL FUNERAL SERVICES, INCORPORATED

S.E. ACQUISITION OF MALDEN, WEST VIRGINIA, INC.

S.E. CEMETERIES OF WEST VIRGINIA, INC.

S.E. FUNERAL HOMES OF WEST VIRGINIA, INC.

WILSON FUNERAL HOME, INC.

DRUID RIDGE CEMETERY COMPANY

PARKWOOD MANAGEMENT COMPANY

CHAPEL OF THE ROSES, INC.

CHAPEL OF THE VALLEY FUNERAL HOME, INC.

J.P. FINLEY AND SON MORTUARY, INC.

SUNSET HILLS MEMORIAL PARK

ABBY PLAN OF TEXAS, INC.

EMERALD HILLS FUNERAL CORPORATION

GUARDIAN CREMATION SOCIETY, INC.

SIMPLICITY PLAN OF TEXAS, INC.

S.E. COMBINED SERVICES OF TEXAS, INC.

S.E. FUNERAL HOME OF COPPELL, TEXAS, INC.

GRIFFIN-LEGGETT, LLC

S.E. ACQUISITION OF CALIFORNIA, INC.

CEMETERY MANAGEMENT, INC.

EASTLAWN CORPORATION

HOLLY HILL MEMORIAL PARK, INC.

BALLYHOO INNOVATIONS, INC.

STEWART ENTERPRISES (EUROPE), INC.

S.E. MID-ATLANTIC, INC.

LAKEWOOD MEMORIAL PARK, INC.

MONTLAWN MEMORIAL PARK, INC.

S.E. ACQUISITION OF OREGON, INC.

THE NASHVILLE HISTORIC CEMETERY ASSOCIATION, INC.

LAKE LAWN METAIRIE FUNERAL HOME

S.E. FUNERAL HOMES OF FLORIDA, LLC

S.E. CEMETERIES OF FLORIDA, LLC

S.E. COMBINED SERVICES OF FLORIDA, LLC

EMPRESAS STEWART-FUNERARIAS, INC.

ENDURING MEMORIES, INC.

NAILKNOT, LLC

S.E. CEMETERIES OF VIRGINIA, LLC

S.E. FUNERAL HOMES OF VIRGINIA, LLC

STEWART RESOURCE CENTER, LLC

ACME MAUSOLEUM, LLC

S.E. CEMETERIES OF LOUISIANA, LLC

S.E. FUNERAL HOMES OF LOUISIANA, LLC

STEWART SERVICES, LLC

SYMPATHYSHOP.COM, L.L.C.

S.E. SOUTH-CENTRAL, LLC

KANAWHA PLAZA PARTNERSHIP

By:	/s/Lewis J. Derbes, Jr.
	Name:	Lewis J. Derbes, Jr.
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

U.S. Bank National Association as Trustee

By:	/s/Raymond S. Haverstock
	Name:	Raymond S. Haverstock
	Title:	Vice President